Applied Digital Reports Fiscal Third Quarter 2024 Results
DALLAS, TX – April 11, 2024 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for High-Performance Computing (“HPC”) applications, cloud services (“Cloud services”), and datacenter hosting (“Datacenter hosting”), reported financial results for the fiscal third quarter ended February 29, 2024. The Company also provided an operational update.
Fiscal Third Quarter 2024 Financial and Operational Highlights
•Total revenue of $43.3 million
•Adjusted EBITDA loss of $2.3 million
•Despite the considerable challenges from the outages at Ellendale, our HPC and Cloud Services sectors continue to make strides with additional clusters deployed, and we continue to make progress in our Ellendale HPC facility construction.
Post-Quarter Operational Highlights
•Significantly strengthened balance sheet with $160 million of announced asset sales and financing transactions.
•Entered into exclusivity and executed a letter of intent (the "LOI") with a US-based hyperscaler for a 400 MW capacity lease, inclusive of our current 100 MW facility and two forthcoming buildings. In advanced discussions for project-level financing for this investment-grade tenant.
•Started receiving new equipment deliveries and on track to incrementally restore Ellendale's capacity over the next two months, targeting to achieve 65%-75% capacity by the end of May.
Adjusted EBITDA is a non-GAAP measure. Reconciliations of adjusted EBITDA to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States ("GAAP") is set forth in the schedule accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”
Management Commentary
"During the quarter, Applied Digital encountered several challenges that impacted our financial performance due to facility power outages in our datacenter hosting business. Despite these short-term setbacks, we made significant progress with our key growth initiatives in the development of our Cloud Services business and the establishment of our special purpose built 100 MW HPC datacenter in Ellendale," stated Wes Cummins, Chairman and CEO of Applied Digital. "Other achievements included welcoming our newest Cloud Services customer, Together AI, and the strategic decision to divest our Garden City Facility."
"Moreover, we are pleased to announce a pivotal advancement. We have entered into exclusivity and executed an LOI with a US-based hyperscaler for a 400 MW capacity lease of our Ellendale HPC campus. This encompasses our 100 MW facility under construction and plans for two additional buildings. In addition, we continue to see outsized demand for HPC hosting capacity at our differentiated Ellendale campus. where we have more than 600MW of future capacity. We are progressing with project level financing tailored for this investment-grade tenant. This milestone advances our strategic growth initiatives and stands as an impressive achievement for our organization."

"Looking forward, we are encouraged by the robust demand we are witnessing across our business. We believe we are well-positioned to execute our growth strategy and capitalize on the increasing opportunities presented by both traditional customers and emerging HPC applications."
Cloud Service Update
Applied Digital’s Cloud Services provides high-performance computing power for artificial intelligence and machine learning applications. The Company continues to seek and sign additional customers, and the pipeline remains robust. During the fiscal third quarter, we did experience a substantial drag on earnings, adjusted earnings and EBITDA from expenses resulting from increased levels of in-service equipment that were not yet contributing to revenue generation. Near the end of the quarter, more of this equipment began generating revenue, which we expect will make a positive impact on the financial performance of this segment in the fiscal fourth quarter.
High-Performance Computing (HPC) Datacenter Hosting Update
Applied Digital’s HPC hosting business designs, builds, and operates next-generation data centers, which are designed to provide massive computing power and support high-performance computing applications within a cost-effective model. During the fiscal second quarter, the Company broke ground on its first 100 MW high-performance compute facility in Ellendale, North Dakota. The new 342,000-square-foot building will provide ultra-low-cost and highly efficient liquid-cooled infrastructure for HPC applications.
The Company has entered into exclusivity and executed an LOI with a US-based hyperscaler for a 400 MW capacity lease, inclusive of our current 100 MW facility and two forthcoming buildings in Ellendale, North Dakota. The Company is in advanced discussions with traditional financing counterparties for this investment-grade tenant. The exclusive negotiation period with the initial HPC anchor tenant identified for our Ellendale campus expired at the end of March.
Datacenter Hosting Update
The Company’s 100 MW facility in Jamestown, North Dakota, operated at full capacity during the quarter ended February 29, 2024; however, the Company’s 180 MW facility in Ellendale, North Dakota experienced a power outage starting in January. In response to these challenges, our utility provider installed equipment to enable us to selectively power-down the affected portions of our site. Upon re-energization we have determined the failures were due to transformers not meeting industry standards. The Company has successfully procured new transformers and related components from North American industry-leading manufacturers. As of the date of this report, the Ellendale facility has begun energization and has been re-energized to approximately 14% of its full capacity, or 25 MW. In addition, the Company anticipates that as new transformers are received and installed, the Ellendale facility will target operating capacity of approximately 65%-75% of full capacity by the end of May 2024.
Financial Results for Fiscal Third Quarter 2024 Ended February 29, 2024
Balance Sheet
Applied Digital ended the fiscal quarter with cash, cash equivalents, and restricted cash of $41.0 million and $61.8 million in debt outstanding.
Operating Results
Total revenues in the fiscal third quarter 2024 were $43.3 million, up 208% from the fiscal third quarter 2023. The increase in revenues were driven by increased capacity across the Company’s three datacenter hosting facilities between periods as well as the Company's recognizing revenue under its Cloud services segment which began providing service during the current fiscal year.

Cost of revenues in the fiscal third quarter 2024 was $47.1 million compared to $10.5 million in the fiscal third quarter 2023. The increase in the cost of revenues was attributable to higher energy costs due to a higher number of MWs online. The increase was also driven by increases in depreciation and amortization expense and personnel expenses primarily driven by the growth in the business as more facilities were energized compared to the fiscal third quarter of 2023.
Selling, general and administrative expenses in the fiscal third quarter 2024 were $30.4 million compared to $10.5 million in the fiscal third quarter of 2023. The increase in selling, general and administrative expenses, which, by nature, are not directly attributable to revenue generation, was primarily driven by an increase in depreciation and amortization expense for equipment not yet supporting revenue, an increase in lease expenses for facilities that have not yet begun generating revenue, and an increase in professional service expenses related to legal services associated with discrete transactions and projects as well as general support of the growth of the business compared to the fiscal third quarter 2023.
Net loss for the fiscal third quarter 2024 was $62.8 million, or $0.52 per basic and diluted share, based on a weighted average share count during the quarter of 121.4 million. This compares to a net loss of $7.3 million, or $0.07 per basic and diluted share, based on a weighted average share count of 94.1 million for the fiscal third quarter 2023.
Adjusted EBITDA, a non-GAAP measure, for the fiscal third quarter 2024 was loss of $2.3 million compared to an Adjusted EBITDA of $0.9 million for the fiscal third quarter 2023. Adjusted EBITDA was negatively impacted by $4.8 million of expenses associated with facilities that are not yet generating revenue.
Adjusted net loss, a non-GAAP measure, for the fiscal third quarter of 2024, was $28.9 million or adjusted net loss per basic and diluted share of $0.24, based on a weighted average share count during the quarter of approximately 121.4 million. This compares to an adjusted net loss, a non-GAAP measure, of $1.4 million, or $0.01 per basic and diluted share, for the fiscal third quarter of 2023 based on a weighted average share count during the quarter of approximately 94.1 million. Adjusted net loss was negatively impacted by $15.6 million of expenses associated with facilities and equipment that are not yet generating revenue.
Cash Flows
The Company experienced a net decrease in cash, cash equivalents, and restricted cash during the nine months ended February 29, 2024 of $2.6 million. The primary drivers of the change were:
•Purchase of property, equipment, and other assets of $87.0 million, driven by construction of the Company's HPC hosting datacenter;
•Finance lease prepayments of $35.1 million and finance leases recurring payments of $27.5 million, primarily driven by the Company's leases of hosting equipment for Cloud services; and
•Debt repayments of approximately $52.3 million.
These were partially offset by the following:
•Net cash received from operating activities of $47.9 million, driven by the recurring operations of the business;
•Borrowings of $31.4 million including funding received from related party loans; and
•Net cash received from the issuance of common stock of $121.0 million under the Company's at-the-market sales agreement.

Conference Call
Applied Digital will host a conference call today, April 11, 2024, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.
U.S. dial-in number: 1-877-407-0792
International number: 1-201-689-8263
Conference ID: 13745379
The conference call will broadcast live and be available for replay here.
Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Applied Digital’s investor relations team at 1-949-574-3860.
A replay of the call will be available after 9:00 p.m. Eastern Time April 11, 2024, through April 25, 2024.
Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Conference ID: 13745379
About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) designs, develops, and operates next-generation data centers across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.
Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.
Use and Reconciliation of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations by providing perspective on results absent one-time or significant non-cash items. We utilize these measures in the business planning process to understand expected operating performance and to evaluate results against those expectations. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results regarding factors and trends affecting our business and provide a reasonable basis for comparing our ongoing results of operations.
These non-GAAP financial measures are provided as supplemental measures to the Company’s performance measures calculated in accordance with GAAP and therefore, are not intended to be considered in isolation or as a substitute for comparable GAAP measures. Further, these non-GAAP measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Because of the non-standardized definitions of non-GAAP financial measures, we caution investors that the non-GAAP financial measures as used by us in this release have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Further, investors should be aware that when evaluating these non-GAAP financial measures, these measures should not be construed as an inference that the Company's future results will be unaffected by unusual or non-recurring items. In addition, from time to time in the future there may be items that we may exclude for purposes of our non-GAAP financial measures and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of the adjustments to arrive at our non-GAAP financial measures. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate the Company’s business.
Change in Presentation
Beginning in the third quarter of 2024, the Company updated its presentation of non-GAAP measures. As a result of this updated presentation, the Company no longer excludes start-up costs as an adjustment to Operating loss, Net loss, or EBITDA in our calculation of Adjusted operating loss, Adjusted net loss, Adjusted net loss per diluted share, and Adjusted EBITDA. EBITDA, Adjusted EBITDA, Adjusted net loss, and Adjusted net loss per diluted share are non-GAAP measures and are defined below.
Adjusted Operating Loss, Adjusted Net Loss, and Adjusted Net Loss per Diluted Share
“Adjusted Operating Loss” and “Adjusted Net Loss” are non-GAAP measures that represent operating loss and net loss, respectively, excluding stock-based compensation, litigation expenses, non-recurring professional service costs, non-recurring research and development expenses, loss on classification of held for sale, loss on abandonment of assets, and loss on legal settlement. Adjusted net loss is further adjusted for the loss on the change in fair value of related party debt and the loss on extinguishment of debt. We define “Adjusted Net Loss per Diluted Share” as Adjusted net loss divided by weighted average diluted share count.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, litigation expenses, non-recurring professional service costs, non-recurring research and development expenses, loss on classification of of held for sale, loss on abandonment of assets, loss on the change in fair value of related party debt, loss of extinguishment of debt, and loss on legal settlement.

Investor Relations Contacts
Matt Glover or Alex Kovtun
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com
Media Contact
Brenlyn Motlagh or Diana Jarrah
Gateway Group, Inc.
(949) 899-3135
APLD@gateway-grp.com

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value data)

	February 29, 2024	May 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$4,435	$28,999
Restricted cash	29,545	14,575
Accounts receivable	225	82
Prepaid expenses and other current assets	6,127	2,012
Current assets held-for-sale	65,369	—
Total current assets	105,701	45,668
Property and equipment, net	211,172	195,593
Operating lease right of use assets, net	95,429	1,290
Finance lease right of use assets, net	189,627	14,303
Other assets	41,239	7,103
TOTAL ASSETS	$643,168	$263,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$93,918	$6,446
Accrued liabilities	27,545	9,960
Current portion of operating lease liability	13,023	320
Current portion of finance lease liability	86,438	5,722
Current portion of debt	19,329	7,950
Customer deposits	32,410	32,560
Related party customer deposits	3,810	3,810
Deferred revenue	63,121	47,168
Related party deferred revenue	1,287	1,524
Current liabilities held-for-sale	8,279	—
Total current liabilities	349,160	115,460
Long-term portion of operating lease liability	69,260	1,005
Long-term portion of finance lease liability	63,803	8,334
Long-term debt	24,845	33,222
Long-term related party loan	17,612	35,257
Other long-term related party liabilities	—	1,000
Total liabilities	524,680	194,278
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 166,666,667 shares authorized, 127,486,937 shares issued and 122,417,839 shares outstanding at February 29, 2024, and 100,927,358 shares issued and 95,925,630 shares outstanding at May 31, 2023	127	101
Treasury stock, 5,069,098 shares at February 29, 2024 and 5,001,728 shares at May 31, 2023, at cost	(62)	(62)
Additional paid in capital	303,963	160,194
Accumulated deficit	(185,540)	(100,716)
Total stockholders’ equity attributable to Applied Digital Corporation	118,488	59,517
Noncontrolling interest	—	10,162
Total stockholders' equity including noncontrolling interest	118,488	69,679
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$643,168	$263,957

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Revenue:
Revenue	40,284	10,054	110,993	23,139
Related party revenue	3,064	4,036	10,883	10,215
Total revenue	43,348	14,090	121,876	33,354
Costs and expenses:
Cost of revenues (1)	47,061	10,533	102,051	28,450
Selling, general and administrative (2)	30,386	10,546	67,142	42,779
Loss on classification as held for sale	21,723	—	21,723	—
Loss from legal settlement	—	—	2,380	—
Total costs and expenses	99,170	21,079	193,296	71,229
Operating loss	(55,822)	(6,989)	(71,420)	(37,875)
Interest expense, net (3)	4,404	352	8,836	1,061
Loss on change in fair value of related party debt	2,612	—	2,612	—
Loss on extinguishment of debt (4)	—	—	2,353	94
Net loss before income tax expenses	(62,838)	(7,341)	(85,221)	(39,030)
Income tax benefit	—	—	—	(280)
Net loss	(62,838)	(7,341)	(85,221)	(38,750)
Net loss attributable to noncontrolling interest	—	(316)	(397)	(577)
Net loss attributable to Applied Digital Corporation	$(62,838)	$(7,025)	$(84,824)	$(38,173)

Basic and diluted net loss per share attributable to Applied Digital Corporation	$(0.52)	$(0.07)	$(0.77)	$(0.41)
Basic and diluted weighted average number of shares outstanding	121,426,622	94,119,944	110,500,556	93,545,687
(1)Includes cost of revenues attributable to related party revenues of $2.5 million and $3.1 million for the three months ended February 29, 2024 and February 28, 2023, respectively, and $6.6 million and $8.8 million for the nine months ended February 29, 2024 and February 28, 2023, respectively.
(2)Includes related party selling, general and administrative expense of $0.1 million and $0.5 million for the three and nine months ended February 29, 2024. There was no related party selling, general and administrative expense incurred during the three and nine months ended February 28, 2023.
(3)Includes related party interest expense of $0.2 million and $0.8 million for the three months ended and nine months ended February 29, 2024, respectively. There was no related party debt issued during three and nine months ended February 28, 2023 and as such, no interest expense was incurred related to related party debt.
(4)Amounts included in the nine months ended February 29, 2024 are related to the extinguishment of related party debt.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)(In thousands)

	Nine Months Ended
	February 29, 2024	February 28, 2023
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(85,221)	$(38,750)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,899	2,580
Stock-based compensation	13,634	26,878
Lease expense	41,473	2,296
Deferred income taxes	—	(280)
Loss on extinguishment of debt	2,353	94
Amortization of debt issuance costs	498	—
Loss on classification as held for sale	21,723	—
Loss on change in fair value of related party debt	2,612	—
Changes in operating assets and liabilities:
Accounts receivable	(143)	145
Prepaid expenses and other current assets	(4,115)	(266)
Customer deposits	(150)	24,584
Related party customer deposits	—	2,262
Deferred revenue	15,953	42,261
Related party deferred revenue	(237)	1,481
Accounts payable	55,464	(10,019)
Accrued liabilities	8,191	1,562
Lease assets and liabilities	(35,675)	(580)
Other assets	(1,363)	(104)
CASH FLOW PROVIDED BY OPERATING ACTIVITIES	47,896	54,144
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(86,996)	(96,214)
Finance lease prepayments	(35,132)	—
Purchases of investments	(390)	(100)
CASH FLOW USED IN INVESTING ACTIVITIES	(122,518)	(96,314)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(27,527)	(1,635)
Borrowings of long-term debt	8,422	25,567
Borrowings of related party debt	23,000	—
Repayments of long-term debt	(6,763)	(8,839)
Repayment of related party debt	(45,500)	—
Payment of deferred financing costs	—	(333)
Tax payments for restricted stock upon vesting	(606)	(114)
Noncontrolling interest contributions	—	4,146
Proceeds from issuance of common stock, net of costs	121,002	—
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	72,028	18,792

NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(2,594)	(23,378)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	43,574	46,299
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$40,980	$22,921

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$9,121	$1,118
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating right-of-use assets obtained by lease obligation	$95,018	$—
Finance right-of-use assets obtained by lease obligation	$219,268	$8,693
Property and equipment in accounts payable and accrued liabilities	$41,100	$9,384
Conversion of non-controlling interest	$9,765	$—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands, except percentage data)

	Three Months Ended		Nine Months Ended
$ in thousands	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Adjusted operating loss
Operating loss (GAAP)	$(55,822)	$(6,989)	$(71,420)	$(37,875)
Stock-based compensation	3,194	4,480	13,634	26,878
Non-recurring professional service costs (a)	2,355	365	3,442	1,437
Non-recurring research and development costs (b)	—	778	—	893
Loss on classification as held for sale	21,723	—	21,723	—
Accelerated depreciation and amortization (c)	4,043	—	4,220	—
Loss on legal settlement	—	—	2,380	—
Other non-recurring costs (d)	—	349	—	1,054
Adjusted operating loss (Non-GAAP)	$(24,507)	$(1,017)	$(26,021)	$(7,613)
Adjusted operating margin	(57)%	(7)%	(21)%	(23)%

Adjusted net loss
Net loss (GAAP)	$(62,838)	$(7,341)	$(85,221)	$(38,750)
Stock-based compensation	3,194	4,480	13,634	26,878
Non-recurring professional service costs (a)	2,355	365	3,442	1,437
Non-recurring research and development costs (b)	—	778	—	893
Loss on classification as held for sale	21,723	—	21,723	—
Accelerated depreciation and amortization (c)	4,043	—	4,220	—
Loss on change in fair value of related party debt	2,612	—	2,612	—
Loss on extinguishment of debt	—	—	2,353	94
Loss on legal settlement	—	—	2,380	—
Other non-recurring costs (d)	—	317	—	896
Adjusted net loss (Non-GAAP)	$(28,911)	$(1,401)	$(34,857)	$(8,552)
Adjusted net loss per diluted share (Non-GAAP)	$(0.24)	$(0.01)	$(0.32)	$(0.09)

EBITDA and Adjusted EBITDA
Net loss (GAAP)	$(62,838)	$(7,341)	$(85,221)	$(38,750)
Interest expense, net	4,404	352	8,836	1,061
Income tax benefit	—	—	—	(280)
Depreciation and amortization (c)	26,204	1,927	47,664	4,631
EBITDA (Non-GAAP)	$(32,230)	$(5,062)	$(28,721)	$(33,338)
Stock-based compensation	3,194	4,480	13,634	26,878
Non-recurring professional service costs (a)	2,355	365	3,442	1,437
Non-recurring research and development costs (b)	—	778	—	893
Loss on classification as held for sale	21,723	—	21,723	—
Loss on change in fair value of related party debt	2,612	—	2,612	—
Loss on extinguishment of debt	—	—	2,353	94
Loss on legal settlement	—	—	2,380	—
Other non-recurring costs (d)	—	348	—	960
Adjusted EBITDA (Non-GAAP)	$(2,346)	$909	$17,423	$(3,076)
(1)Non-recurring professional service costs represents legal, accounting, and consulting services costs related to discrete transactions and projects, as well as legal fees associated with the Company’s defense of class action lawsuits and legal fees related to matters with certain former employees. The Company does not expect to incur these expenses on a regular basis.
(2)Non-recurring research and development costs represents specific research and development activities related to the Company’s business expansion that the Company does not expect to incur on a regular basis.
(3)Accelerated depreciation and amortization represents the acceleration of expense related to equipment that was abandoned by the Company due to operational failure or other reasons. Depreciation and amortization in this amount is included in Depreciation and Amortization expense within the Company’s calculation of EBITDA, and therefore is not added back as a management adjustment in the Company’s calculation Adjusted EBITDA.
(4)Other non-recurring costs represent expenses that are not representative of the Company’s expected ongoing costs.